Exhibit 99.1
For Immediate Release
Isabella Bank Corporation
401 North Main Street
Mt. Pleasant, MI 48858-1649
FOR MORE INFORMATION CONTACT:
Amber Zaske, Community Relations Specialist
Phone: 989-779-6309    Fax: 989-775-5501

Isabella Bank Corporation Announces Strong Second Quarter 2021 Earnings
Successful $30 million subordinated debt offering complete
Mt. Pleasant, Michigan, July 22, 2021 — Isabella Bank Corporation (the "Corporation") (OTCQX: ISBA) released its earnings results for the second quarter of 2021. The Corporation reported net income of $4.6 million for the second quarter and $10 million for the first six months of 2021, both increased compared to the same periods a year ago. Earnings per common share were $0.58 in the second quarter and $1.26 for the first half of the year, up from the same periods of 2020 at $0.53 and $0.91, respectively.
Highlights include:
•Completed a $30 million private placement of subordinated notes with an initial interest rate of 3.25%.
•Net interest income — $12.7 million in the second quarter of 2021. Interest expense initiatives reduced costs by 45.9%, or $1.6 million, compared to the same period in 2020.
•Noninterest expense controls continue to benefit the Corporation.
•Loan payment deferrals, to provide short-term relief to customers, continued to decline as customers resumed contractual payments. As of June 30, 2021, loan deferrals totaled just 0.3% of gross loans.
“We delivered another strong financial quarter following our record performance from the previous quarter,” said Jae A. Evans, President and Chief Executive Officer of the Corporation. “Here at Isabella Bank, we continue to be a resource to our customers in a recovering economy. We facilitated over 950 PPP loans for a total of $99.5 million in 2020, and funded another 845 PPP loans for a total of $54.6 million this year. We also assisted customers by removing selected deposit account related charges and fees in day-to-day banking and temporarily waiving others."
On June 2, 2021, the Corporation completed a private placement of $30 million in fixed-to-floating rate notes due in 2031. The subordinated notes will initially bear a fixed interest rate of 3.25% until June 15, 2026, after which time until maturity, the notes convert to a floating rate instrument. The notes, issued to institutional investors, are structured to qualify as Tier 2 capital under regulatory guidelines. The Corporation expects to use proceeds from issuance of the notes for general corporate purposes, including potential repurchases of common stock and merger and acquisition activity.
“We are strengthening our ability to increase our presence while we continue to manage operating costs,” Evans said. “We also remain committed to increasing earnings and shareholder value through growth in our loan portfolio and Isabella Wealth.”
Operating Results
Net income: Net income for the second quarter 2021 was $4.6 million, compared to $4.2 million in the second quarter of 2020. For the first six months of 2021, net income was $10 million, compared to $7.3 million in the same period of 2020.
Net interest income: Net interest income for the first six months of 2021 increased by $1.6 million compared to the same period in 2020. Fees related to the U.S. Small Business Administration's Paycheck Protection Program ("PPP") have contributed significantly to interest income in 2021; however, fewer total loans and an interest rate decline led to a $2.1 million decrease in interest income when comparing the first two quarters of 2021 to 2020. Conversely, the reduction in interest rates, as well as reduced reliance on higher-cost borrowings, led to a $3.7 million decrease in interest expense on deposits and borrowings.
Noninterest income and expenses: Net gains on sold mortgage loans along with service charges and fees accounted for much of a $603,000 increase in noninterest income for the first six months of 2021 when compared to the same period in 2020. Noninterest expenses declined $333,000 for the first six months of 2021 compared to 2020, reflecting management's continued focus on reducing operating expenses.
Net yield on interest earning assets: The Corporation’s fully taxable equivalent net yield on interest earning assets was 2.88% for the first six months of 2021 compared to 2.95% in the first six months of 2020. The Corporation’s banking subsidiary, Isabella Bank (the “Bank”), implemented strategic programs focused on improving the net yield on interest-earning assets, such as enhanced pricing related to loans and reduced reliance on higher-cost borrowed funds and brokered deposits. These efforts have helped, although the current interest rate environment has had a negative impact on the yield of interest-earning assets. Future improvement is expected at a gradual pace.
Balance Sheet
Assets: Total assets and assets under management were $2 billion and $2.8 billion as of June 30, 2021, respectively. Assets under management include loans sold and serviced of $290 million and investment and trust assets managed by Isabella Wealth of $493 million, in addition to assets on our consolidated balance sheet. Assets under management are up $243 million, or 9.4%, compared to June 30, 2020. Market improvement and growth in new client assets managed by Isabella Wealth, as well as growth in deposits, account for this increase.

Loans: Loans outstanding as of June 30, 2021, totaled $1.2 billion. Approximately $62 million of PPP loans are included in the commercial loan balance. During the first six months of 2021, gross loans declined $31.6 million, largely driven by a decrease in advances to mortgage brokers, which also is included in the commercial loan portfolio. Credit quality indicators remained strong and economic factors continued to improve in the second quarter.
Deposits: Total deposits were $1.64 billion as of June 30, 2021, an increase of $70.2 million since December 31, 2020. Since June 2020, total deposits have increased 13.6%. The increase of deposits is the result of funds from PPP loans, customers receiving stimulus checks, and attracting new customers.
Liquidity
The Corporation's liquidity position remains strong as evidenced by its $797 million of cash and available funds as of June 30, 2021. This total is comprised of $248.2 million in cash and cash equivalents, $248.8 million in available lines of credit and approximately $300 million in unencumbered investment securities.
Capital
The Bank is designated as a “well capitalized” institution, as its capital ratios exceeded the minimum requirements for this designation. As of June 30, 2021, the Bank’s Tier 1 Leverage Ratio was 8.3%, Tier 1 Capital Ratio was 13.5% and Total Capital Ratio was 14.2%. From a consolidated perspective, the Corporation's Tier 1 Leverage Ratio was 8.5%, Tier 1 Capital Ratio was 13.8% and Total Capital Ratio was 17.0% as of June 30, 2021. The minimum requirements to be considered well capitalized are a Tier 1 Leverage Ratio of 5.0%, Tier 1 Capital Ratio of 8.0% and Total Capital Ratio of 10.0%.
Dividend
During the second quarter of 2021, the Corporation paid a $0.27 per common share cash dividend. Based on the Corporation's closing stock price of $23.00 as of June 30, 2021, the annualized cash dividend yield was 4.70%.
About the Corporation
Isabella Bank Corporation (OTCQX: ISBA) is the parent holding company of Isabella Bank, a state chartered community bank headquartered in Mt. Pleasant, Michigan. Isabella Bank was established in 1903 and has been committed to serving the local banking needs of its customers and communities for 118 years. The Bank offers personal and commercial lending and deposit products, as well as investment, trust, and estate planning services through Isabella Wealth. The Bank has locations throughout seven Mid-Michigan counties: Clare, Gratiot, Isabella, Mecosta, Midland, Montcalm, and Saginaw.
For more information about Isabella Bank Corporation, visit the Investors link at www.isabellabank.com. Isabella Bank Corporation common stock is quoted on the OTCQX tier of the OTC Markets Group, Inc.’s electronic quotation system (www.otcmarkets.com) under the symbol “ISBA.” The Corporation's market maker is Boenning & Scattergood, Inc. (www.boenninginc.com) and its investor relations firm is Renmark Financial Communications, Inc. (www.renmarkfinancial.com).
Forward-Looking Statements
This press release includes forward-looking statements. To the extent that the foregoing information refers to matters that may occur in the future, please be aware that such forward-looking statements may differ materially from actual results. Additional information concerning some of the factors that could cause materially different results is included in the sections entitled "Risk Factors" and "Forward Looking Statements" set forth in Isabella Bank Corporation's filings with the Securities and Exchange Commission, which are available from the Securities and Exchange Commission's Public Reference facilities and from its website at www.sec.gov.

INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)

	June 30 2021	December 31 2020
ASSETS
Cash and cash equivalents
Cash and demand deposits due from banks	$29,549	$31,296
Interest bearing balances due from banks	218,640	215,344
Total cash and cash equivalents	248,189	246,640
Available-for-sale securities, at fair value	448,454	339,228
Mortgage loans available-for-sale	1,189	2,741
Loans
Commercial	723,888	756,686
Agricultural	95,197	100,461
Residential real estate	312,567	307,543
Consumer	75,011	73,621
Gross loans	1,206,663	1,238,311
Less allowance for loan and lease losses	9,360	9,744
Net loans	1,197,303	1,228,567
Premises and equipment	24,463	25,140
Corporate owned life insurance policies	28,238	28,292
Equity securities without readily determinable fair values	17,383	17,383
Goodwill and other intangible assets	48,317	48,331
Accrued interest receivable and other assets	17,871	21,056
TOTAL ASSETS	$2,031,407	$1,957,378
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest bearing	$428,410	$375,395
Interest bearing demand deposits	326,971	302,444
Certificates of deposit under $250 and other savings	796,173	781,286
Certificates of deposit over $250	84,952	107,192
Total deposits	1,636,506	1,566,317
Borrowed funds
Federal funds purchased and repurchase agreements	62,274	68,747
Federal Home Loan Bank advances	70,000	90,000
Subordinated debt, net of unamortized issuance costs	29,121	—
Total borrowed funds	161,395	158,747
Accrued interest payable and other liabilities	12,516	13,726
Total liabilities	1,810,417	1,738,790
Shareholders’ equity
Common stock — no par value 15,000,000 shares authorized; issued and outstanding 7,946,658 shares (including 82,474 shares held in the Rabbi Trust) in 2021 and 7,997,247 shares (including 59,162 shares held in the Rabbi Trust) in 2020	140,694	142,247
Shares to be issued for deferred compensation obligations	4,368	4,183
Retained earnings	70,204	64,460
Accumulated other comprehensive income	5,724	7,698
Total shareholders’ equity	220,990	218,588
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,031,407	$1,957,378

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands except per share amounts)

	Three Months Ended June 30		Six Months Ended June 30
	2021	2020	2021	2020
Interest income
Loans, including fees	$12,504	$13,297	$25,601	$26,551
Available-for-sale securities
Taxable	1,140	1,352	2,305	2,841
Nontaxable	803	986	1,668	2,039
Federal funds sold and other	193	234	356	639
Total interest income	14,640	15,869	29,930	32,070
Interest expense
Deposits	1,444	2,247	3,112	5,038
Borrowings
Federal funds purchased and repurchase agreements	11	7	27	15
Federal Home Loan Bank advances	389	1,311	794	2,711
Subordinated debt, net of unamortized issuance costs	83	—	83	—
Total interest expense	1,927	3,565	4,016	7,764
Net interest income	12,713	12,304	25,914	24,306
Provision for loan losses	31	105	(492)	893
Net interest income after provision for loan losses	12,682	12,199	26,406	23,413
Noninterest income
Service charges and fees	1,830	1,386	3,525	2,739
Wealth management fees	806	656	1,502	1,228
Net gain on sale of mortgage loans	375	466	1,120	617
Earnings on corporate owned life insurance policies	190	189	376	371
Gains from redemption of corporate owned life insurance policies	4	349	150	873
Other	110	200	174	416
Total noninterest income	3,315	3,246	6,847	6,244
Noninterest expenses
Compensation and benefits	5,700	5,793	11,577	11,662
Furniture and equipment	1,327	1,431	2,700	2,892
Occupancy	915	912	1,860	1,779
Other	2,553	2,564	5,175	5,312
Total noninterest expenses	10,495	10,700	21,312	21,645
Income before federal income tax expense	5,502	4,745	11,941	8,012
Federal income tax expense	881	558	1,922	761
NET INCOME	$4,621	$4,187	$10,019	$7,251
Earnings per common share
Basic	$0.58	$0.53	$1.26	$0.91
Diluted	$0.57	$0.52	$1.24	$0.90
Cash dividends per common share	$0.27	$0.27	$0.54	$0.54

AVERAGE BALANCES, INTEREST RATE, AND NET INTEREST INCOME (UNAUDITED)
(Dollars in thousands)
The following schedules present the daily average amount outstanding for each major category of interest earning assets, non-earning assets, interest bearing liabilities, and noninterest bearing liabilities. These schedules also present an analysis of interest income and interest expense for the periods indicated. All interest income is reported on a fully taxable equivalent (FTE) basis using a federal income tax rate of 21%. Loans in nonaccrual status, for the purpose of the following computations, are included in the average loan balances. Federal Reserve Bank (FRB) and Federal Home Loan Bank (FHLB) restricted equity holdings are included in other interest earning assets.

	Three Months Ended
	June 30, 2021			June 30, 2020
	Average Balance	Tax Equivalent Interest	Average Yield / Rate	Average Balance	Tax Equivalent Interest	Average Yield / Rate
INTEREST EARNING ASSETS
Loans	$1,200,998	$12,504	4.16%	$1,241,856	$13,297	4.28%
Taxable investment securities	281,245	1,140	1.62%	237,769	1,352	2.27%
Nontaxable investment securities	122,514	1,117	3.65%	141,229	1,333	3.78%
Fed funds sold	3	—	0.01%	12	—	0.04%
Other	265,227	193	0.29%	111,702	234	0.84%
Total earning assets	1,869,987	14,954	3.20%	1,732,568	16,216	3.74%
NONEARNING ASSETS
Allowance for loan losses	(9,326)			(8,769)
Cash and demand deposits due from banks	28,629			20,389
Premises and equipment	24,826			25,854
Accrued income and other assets	106,780			120,444
Total assets	$2,020,896			$1,890,486
INTEREST BEARING LIABILITIES
Interest bearing demand deposits	$330,586	$45	0.05%	$249,735	$86	0.14%
Savings deposits	550,145	149	0.11%	447,416	257	0.23%
Time deposits	347,155	1,250	1.44%	387,636	1,904	1.96%
Federal funds purchased and repurchase agreements	52,239	11	0.08%	31,036	7	0.09%
Federal Home Loan Bank advances	84,725	389	1.84%	222,802	1,311	2.35%
Subordinated debt, net of unamortized issuance costs	9,551	83	3.48%	—	—	—%
Total interest bearing liabilities	1,374,401	1,927	0.56%	1,338,625	3,565	1.07%
NONINTEREST BEARING LIABILITIES
Demand deposits	412,600			317,035
Other	12,478			15,355
Shareholders’ equity	221,417			219,471
Total liabilities and shareholders’ equity	$2,020,896			$1,890,486
Net interest income (FTE)		$13,027			$12,651
Net yield on interest earning assets (FTE)			2.79%			2.92%

	Six Months Ended
	June 30, 2021			June 30, 2020
	Average Balance	Tax Equivalent Interest	Average Yield / Rate	Average Balance	Tax Equivalent Interest	Average Yield / Rate
INTEREST EARNING ASSETS
Loans	$1,201,344	$25,601	4.26%	$1,204,961	$26,551	4.41%
Taxable investment securities	236,099	2,305	1.95%	244,783	2,841	2.32%
Nontaxable investment securities	127,157	2,311	3.63%	146,799	2,751	3.75%
Fed funds sold	3	—	0.01%	6	—	0.07%
Other	280,083	356	0.25%	101,000	639	1.27%
Total earning assets	1,844,686	30,573	3.31%	1,697,549	32,782	3.86%
NONEARNING ASSETS
Allowance for loan losses	(9,574)			(8,368)
Cash and demand deposits due from banks	28,787			20,972
Premises and equipment	24,987			26,052
Accrued income and other assets	109,898			115,615
Total assets	$1,998,784			$1,851,820
INTEREST BEARING LIABILITIES
Interest bearing demand deposits	$322,931	$122	0.08%	$242,448	$169	0.14%
Savings deposits	540,776	298	0.11%	437,025	891	0.41%
Time deposits	357,466	2,692	1.51%	396,178	3,978	2.01%
Federal funds purchased and repurchase agreements	53,187	27	0.10%	30,980	15	0.10%
Federal Home Loan Bank advances	87,348	794	1.82%	231,264	2,711	2.34%
Subordinated debt, net of unamortized issuance costs	4,665	83	3.56%	—	—	—%
Total interest bearing liabilities	1,366,373	4,016	0.59%	1,337,895	7,764	1.16%
NONINTEREST BEARING LIABILITIES
Demand deposits	397,959			281,638
Other	13,311			14,747
Shareholders’ equity	221,141			217,540
Total liabilities and shareholders’ equity	$1,998,784			$1,851,820
Net interest income (FTE)		$26,557			$25,018
Net yield on interest earning assets (FTE)			2.88%			2.95%

SELECTED FINANCIAL DATA (UNAUDITED)
(Dollars in thousands except per share amounts)

	Three Months Ended
	June 30 2021	March 31 2021	December 31 2020	September 30 2020	June 30 2020
PER SHARE
Basic earnings (loss)	$0.58	$0.68	$(0.10)	$0.55	$0.53
Diluted earnings (loss)	$0.57	$0.67	$(0.10)	$0.54	$0.52
Dividends	$0.27	$0.27	$0.27	$0.27	$0.27
Tangible book value	$21.73	$21.35	$21.29	$21.75	$21.52
Quoted market value
High	$23.90	$22.50	$21.95	$19.00	$19.50
Low	$21.00	$19.45	$15.73	$15.75	$15.60
Close (1)	$23.00	$21.75	$19.57	$16.74	$18.25
Common shares outstanding (1)	7,946,658	7,958,883	7,997,247	8,007,901	7,977,019
Average number of common shares outstanding	7,944,455	7,969,462	8,006,144	7,966,811	7,924,318
Average number of diluted common shares outstanding	8,063,164	8,088,524	8,133,157	8,111,283	8,068,748
PERFORMANCE RATIOS
Return on average total assets	0.91%	1.09%	(0.15)%	0.90%	0.89%
Return on average shareholders' equity	8.35%	9.78%	(1.30)%	7.78%	7.63%
Return on average tangible shareholders' equity	10.69%	12.53%	(1.63)%	9.93%	9.81%
Net interest margin yield (FTE)	2.79%	2.98%	3.04%	2.89%	2.92%
ASSETS UNDER MANAGEMENT (1)
Loans sold with servicing retained	$290,033	$298,514	$301,377	$289,524	$263,332
Assets managed by Isabella Wealth	$493,287	$454,459	$443,967	$403,730	$395,214
Total assets under management	$2,814,727	$2,768,405	$2,702,722	$2,664,951	$2,571,773
ASSET QUALITY (1)
Nonaccrual status loans	$3,329	$4,532	$5,313	$4,946	$5,319
Performing troubled debt restructurings	$26,785	$28,947	$22,200	$23,257	$20,536
Foreclosed assets	$365	$384	$527	$651	$776
Net loan charge-offs (recoveries)	$(58)	$(50)	$18	$(113)	$(75)
Nonperforming loans to gross loans	0.28%	0.38%	0.43%	0.38%	0.42%
Nonperforming assets to total assets	0.19%	0.26%	0.31%	0.30%	0.33%
Allowance for loan and lease losses to gross loans	0.78%	0.78%	0.79%	0.73%	0.69%
CAPITAL RATIOS (1)
Shareholders' equity to assets	10.88%	10.83%	11.17%	11.29%	11.50%
Tier 1 leverage	8.46%	8.56%	8.37%	8.76%	8.86%
Common equity tier 1 capital	13.81%	13.77%	12.97%	12.90%	12.90%
Tier 1 risk-based capital	13.81%	13.77%	12.97%	12.90%	12.90%
Total risk-based capital	17.00%	14.54%	13.75%	13.64%	13.60%
(1) At end of period

	Six Months Ended
	June 30 2021	June 30 2020	June 30 2019
PER SHARE
Basic earnings	$1.26	$0.91	$0.97
Diluted earnings	$1.24	$0.90	$0.95
Dividends	$0.54	$0.54	$0.52
Tangible book value	$21.73	$21.52	$20.17
Quoted market value
High	$23.90	$24.50	$24.50
Low	$19.45	$15.60	$22.25
Close (1)	$23.00	$18.25	$23.25
Common shares outstanding (1)	7,946,658	7,977,019	7,918,494
Average number of common shares outstanding	7,956,889	7,927,298	7,895,610
Average number of diluted common shares outstanding	8,075,763	8,081,475	8,084,965
PERFORMANCE RATIOS
Return on average total assets	1.00%	0.78%	0.85%
Return on average shareholders' equity	9.06%	6.67%	7.58%
Return on average tangible shareholders' equity	11.61%	4.30%	9.73%
Net interest margin yield (FTE)	2.88%	2.95%	3.04%
ASSETS UNDER MANAGEMENT (1)
Loans sold with servicing retained	$290,033	$263,332	$257,062
Assets managed by Isabella Wealth	$493,287	$395,214	$487,180
Total assets under management	$2,814,727	$2,571,773	$2,568,834
ASSET QUALITY (1)
Nonaccrual status loans	$3,329	$5,319	$8,107
Performing troubled debt restructurings	$26,785	$20,536	$20,310
Foreclosed assets	$365	$776	$513
Net loan charge-offs (recoveries)	$(108)	$(45)	$193
Nonperforming loans to gross loans	0.28%	0.42%	0.70%
Nonperforming assets to total assets	0.19%	0.33%	0.49%
Allowance for loan and lease losses to gross loans	0.78%	0.69%	0.68%
CAPITAL RATIOS (1)
Shareholders' equity to assets	10.88%	11.50%	11.41%
Tier 1 leverage	8.46%	8.86%	9.03%
Common equity tier 1 capital	13.81%	12.90%	12.43%
Tier 1 risk-based capital	13.81%	12.90%	12.43%
Total risk-based capital	17.00%	13.60%	13.06%
(1) At end of period

SUPPLEMENTAL BALANCE SHEET DATA (UNAUDITED)
(Dollars in thousands)

	June 30 2021	March 31 2021	December 31 2020	September 30 2020	June 30 2020
Commercial	$723,888	$725,540	$756,686	$821,102	$799,632
Agricultural	95,197	91,629	100,461	102,263	103,162
Residential real estate	312,567	305,909	307,543	304,559	307,926
Consumer	75,011	72,840	73,621	75,384	73,665
Gross loans	$1,206,663	$1,195,918	$1,238,311	$1,303,308	$1,284,385

	June 30 2021	March 31 2021	December 31 2020	September 30 2020	June 30 2020
Noninterest bearing demand deposits	$428,410	$404,710	$375,395	$353,082	$340,321
Interest bearing demand deposits	326,971	328,440	302,444	287,809	263,567
Savings deposits	549,134	555,688	505,497	474,483	458,167
Certificates of deposit	326,214	331,413	358,165	354,210	352,118
Brokered certificates of deposit	—	14,029	14,029	14,029	14,029
Internet certificates of deposit	5,777	9,301	10,787	11,482	12,476
Total deposits	$1,636,506	$1,643,581	$1,566,317	$1,495,095	$1,440,678

	June 30 2021	March 31 2021	December 31 2020	September 30 2020	June 30 2020
U.S. Treasury	$132,593	$29,371	$—	$—	$—
States and political subdivisions	130,960	140,329	143,656	148,401	146,785
Auction rate money market preferred	3,260	3,224	3,237	3,194	2,979
Mortgage-backed securities	68,155	75,835	88,652	104,165	119,029
Collateralized mortgage obligations	109,294	116,865	101,983	107,294	111,621
Corporate	4,192	1,700	1,700	—	—
Available-for-sale securities, at fair value	$448,454	$367,324	$339,228	$363,054	$380,414

	June 30 2021	March 31 2021	December 31 2020	September 30 2020	June 30 2020
Federal Home Loan Bank advances	$70,000	$90,000	$90,000	$205,000	$205,000
Securities sold under agreements to repurchase without stated maturity dates	62,274	51,967	68,747	33,349	31,268
Subordinated debt, net of unamortized issuance costs	29,121	—	—	—	—
Total borrowed funds	$161,395	$141,967	$158,747	$238,349	$236,268

SUPPLEMENTAL STATEMENTS OF INCOME DATA (UNAUDITED)
(Dollars in thousands)

	Three Months Ended June 30		Six Months Ended June 30
	2021	2020	2021	2020
Service charges and fees
ATM and debit card fees	$1,127	$883	$2,126	$1,677
Service charges and fees on deposit accounts	481	350	917	937
Freddie Mac servicing fee	181	155	395	314
Net OMSR income (loss)	(68)	(89)	(100)	(350)
Other fees for customer services	109	87	187	161
Total service charges and fees	1,830	1,386	3,525	2,739
Wealth management fees	806	656	1,502	1,228
Net gain on sale of mortgage loans	375	466	1,120	617
Earnings on corporate owned life insurance policies	190	189	376	371
Gains from redemption of corporate owned life insurance policies	4	349	150	873
All other	110	200	174	416
Total noninterest income	$3,315	$3,246	$6,847	$6,244

	Three Months Ended June 30		Six Months Ended June 30
	2021	2020	2021	2020
Compensation and benefits	$5,700	$5,793	$11,577	$11,662
Furniture and equipment	1,327	1,431	2,700	2,892
Occupancy	915	912	1,860	1,779
Other
Audit, consulting, and legal fees	452	498	888	931
ATM and debit card fees	462	328	879	651
Marketing costs	238	265	447	468
Memberships and subscriptions	217	159	428	358
Loan underwriting fees	200	212	390	378
FDIC insurance premiums	129	144	360	300
Director fees	180	177	339	359
Donations and community relations	108	105	254	435
All other	567	676	1,190	1,432
Total other noninterest expenses	2,553	2,564	5,175	5,312
Total noninterest expenses	$10,495	$10,700	$21,312	$21,645